Exhibit 99.1

CONTACT: William T. Camp Executive Vice President and	6110 Executive Blvd., Suite 800 Rockville, Maryland 20852 Tel 301-984-9400
Chief Financial Officer	Fax 301-984-9610
E-Mail: bcamp@writ.com	www.writ.com

February 18, 2010

WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES

FOURTH QUARTER AND YEAR-END OPERATING RESULTS FOR 2009

Washington Real Estate Investment Trust (WRIT) (NYSE: WRE) reported financial and operating results today for the quarter and year ending December 31, 2009:

•

Net income attributable to the controlling interests for the year ending December 31, 2009 was $40.7 million, or $0.71 per diluted share, compared to $27.1 million, or $0.55 per diluted share, in 2008. Included in 2009 net income per share is a $0.09 gain on extinguishment of debt. Included in 2008 net income per share is an $0.11 loss related to the extinguishment of debt. Also included in 2009 and 2008 full year net income per share are respective charges of $0.13 and $0.12 per diluted share from the adoption of an accounting pronouncement impacting the accounting of our 3.875% convertible notes(1).

•

Net income attributable to the controlling interests for the quarter ending December 31, 2009 was $7.3 million, or $0.12 per diluted share, compared to $5.3 million, or $0.10 per diluted share, in the same period one year ago. Included in the fourth quarter 2009 and fourth quarter 2008 net income are respective charges of $0.01 and $0.04 per diluted share from the adoption of an accounting pronouncement impacting the accounting of our 3.875% convertible notes(1).

•

Funds from Operations (FFO)(2) for the year ending December 31, 2009 was $121.8 million, or $2.14 per diluted share, compared to $98.7 million, or $2.00 per diluted share, in 2008. FFO for the quarter ending December 31, 2009 was $29.7 million, or $0.50 per diluted share, compared to $28.9 million, or $0.55 per diluted share, in the same period one year ago.

Capital Structure

In the fourth quarter, WRIT used capacity on its line of credit to prepay its $100 million unsecured term loan due in November 2011, incurring a one-time charge of $1.5 million. WRIT also repurchased $8.1 million of its 3.875% convertible notes at an average discounted price of 96.9% of par for approximately $7.8 million. Subsequent to the quarter end, WRIT repurchased an additional $1.2 million of its convertible notes at an average discounted price of 99.3% of par.

WRIT completed the sale of Crossroads Distribution Center, an 85,000 square foot industrial property in Elkridge, Maryland, for $4.4 million and a net book gain of $1.5 million.

On December 31, 2009, WRIT paid a quarterly dividend of $0.4325 per share for its 192nd consecutive quarterly dividend at equal or increasing rates.

As of December 31, 2009, WRIT had a total market capitalization of $2.9 billion.(3)

Operating Results

Overall portfolio economic occupancy for the fourth quarter was 92.4%, compared to 92.6% in the same period one year ago and 93.0% in the third quarter of 2009. Overall portfolio Net Operating Income (NOI)(4) was $51.7 million compared to $47.1 million in the same period one year ago and $49.7 million in the third quarter of 2009.

Washington Real Estate Investment Trust

Core(5) portfolio economic occupancy for the fourth quarter was 92.7%, a decrease of 100 basis points (bps) from the same period one year ago. Compared to the third quarter, core portfolio economic occupancy decreased 10 bps. Core portfolio NOI for the fourth quarter increased 4.8% and rental rate growth was 1.9% compared to the same period one year ago.

•

Multifamily properties’ core NOI for the fourth quarter increased 0.8% compared to the same period one year ago. Rental rate growth was -1.8% while core economic occupancy increased 170 bps to 94.5%. Sequentially, core economic occupancy increased 20 bps from the third quarter of 2009. The multifamily segment contributed 13.4% of our overall NOI for the fourth quarter of 2009.

•

Office properties’ core NOI for the fourth quarter increased 6.6% compared to the same period one year ago. Rental rate growth was 5.5% while core economic occupancy decreased 130 bps to 92.0%. Sequentially, core economic occupancy increased 30 bps from the third quarter of 2009. The office segment contributed 44.0% of our overall NOI for the fourth quarter of 2009.

•

Medical office properties’ core NOI for the fourth quarter increased 2.1% compared to the same period one year ago. Rental rate growth was 2.4% while core economic occupancy increased 70 bps to 95.9%. Sequentially, core economic occupancy decreased 10 bps from the third quarter of 2009. The medical office segment contributed 14.3% of our overall NOI for the fourth quarter of 2009.

•

Retail properties’ core NOI for the fourth quarter increased 16.3% compared to the same period one year ago. Rental rate growth was -0.3% while core economic occupancy decreased 40 bps to 94.4%. Sequentially, core economic occupancy increased 40 bps from the third quarter of 2009. The retail segment contributed 15.7% of our overall NOI for the fourth quarter of 2009.

•

Industrial properties’ core NOI for the fourth quarter decreased 5.2% compared to the same period one year ago. Rental rate growth was -3.1% while core economic occupancy decreased 590 bps to 87.1%. Sequentially, core economic occupancy decreased 250 bps from the third quarter of 2009. The industrial segment contributed 12.6% of our overall NOI for the fourth quarter of 2009.

Leasing Activity

During the fourth quarter, WRIT signed commercial leases for 308,019 square feet with an average rental rate increase of 4.2% over expiring lease rates, an average lease term of 5.4 years, tenant improvement costs of $9.60 per square foot and leasing costs of $9.63 per square foot.

•	Rental rates for new and renewed office leases increased 0.1% to $29.90 per square foot, with $10.71 per square foot in tenant improvement costs and $12.83 per square foot in leasing costs.

•	Rental rates for new and renewed medical office leases increased 28.0% to $38.88 per square foot, with $21.48 per square foot in tenant improvement costs and $20.48 per square foot in leasing costs.

•	Rental rates for new and renewed retail leases decreased 0.2% to $13.67 per square foot, with $7.48 per square foot in tenant improvement costs and $4.38 per square foot in leasing costs.

•	Rental rates for new and renewed industrial/flex leases decreased 3.3% to $9.02 per square foot, with $1.45 per square foot in tenant improvement costs and $2.69 per square foot in leasing costs.

Residential rental rates decreased 1.8% in the fourth quarter compared to the same period one year ago.

Earnings Guidance

For 2010, WRIT expects FFO per fully diluted share to be $1.86 - $2.00. The following assumptions are incorporated into this guidance:

•

Effective occupancy, which accounts for vacancy, bad debt and abatements as a percentage of minimum rent, ended 2009 at 11.8% and is expected to range between 11.5% and 12.5% throughout 2010. Every 100 basis point change in effective occupancy equates to approximately $0.05 per fully diluted share in FFO on an annual basis.

•	Net operating income is expected to decline by a range of $0.00 - $0.05, including snow removal costs of $0.02 per fully diluted share after reimbursements.

•	Dilution from the full year impact of issuing additional equity last year to reduce overall leverage is expected to lower FFO per fully diluted share by an additional $0.10 in 2010.

•	Straight-line rent impact of the lease signed at 1776 G Street in mid-2009 is expected to add approximately $0.01 per fully diluted share to FFO as compared to 2009 results.

•

Interest expense for 2010 is estimated to range between $0.02 - $0.05 per fully diluted share lower than reported 2009 results due to the reduction in overall debt. This range includes a swap termination charge of $0.02 - $0.04 per fully diluted share depending on interest rates at the time of payment.

•	General and administrative expense is estimated to range between $0.00 - $0.02 per fully diluted share lower than 2009 results.

•	Acquisition volume of $50 - $150 million will negatively impact FFO by $0.00 - $0.03 per fully diluted share primarily due to the expensing of acquisition costs.

•	Disposition volume of $25 - $75 million will negatively impact FFO by $0.02 - $0.03 per fully diluted share.

Conference Call Information

The Conference Call for 4th Quarter Earnings is scheduled for Friday, February 19, 2010 at 11:00 A.M. Eastern time. Conference Call access information is as follows:

USA Toll Free Number:	1-877-407-9205
International Toll Number:	1-201-689-8054

Washington Real Estate Investment Trust

The instant replay of the Conference Call will be available until March 5, 2010 at 11:59 P.M. Eastern time. Instant replay access information is as follows:

USA Toll Free Number:	1-877-660-6853
International Toll Number:	1-201-612-7415
Account:	286
Conference ID:	341356

The live on-demand webcast of the Conference Call will be available on the Investor section of WRIT’s website at www.writ.com. On-line playback of the webcast will be available for two weeks following the Conference Call.

About WRIT

WRIT is a self-administered, self-managed, equity real estate investment trust investing in income-producing properties in the greater Washington metro region. WRIT owns a diversified portfolio of 90 properties totaling approximately 11 million square feet of commercial space and 2,540 residential units. These 90 properties consist of 27 office properties, 20 industrial/flex properties, 18 medical office properties, 14 retail centers, 11 multi-family properties and land for development. WRIT shares are publicly traded on the New York Stock Exchange (NYSE:WRE).

Note: WRIT’s press releases and supplemental financial information are available on the company website at www.writ.com or by contacting Investor Relations at (301) 984-9400.

Certain statements in our earnings release and on our conference call are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, the effect of the current credit and financial market conditions, the availability and cost of capital, fluctuations in interest rates, tenants’ financial conditions, the timing and pricing of lease transactions, levels of competition, the effect of government regulation, the impact of newly adopted accounting principles, changes in general and local economic and real estate market conditions, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2008 Form 10-K, our third quarter 2009 10-Q and our Form 8-K filed July 10, 2009. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

(1)

Financial Accounting Standards Board Staff Position APB14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (“FSP 14-1”), requires the bifurcation of a component of our 3.875% convertible notes, classification of that component in shareholders’ equity, and accretion of the resulting discount on the convertible notes to interest expense. As a result of the adoption of FSP 14-1, equity increased by $21.0 million as of December 31, 2009 and 2008. The principal balance of our 3.875% convertible notes was reduced by $4.3 million and $12.0 million as of December 31, 2009 and 2008, respectively, and the unamortized balance of the related loan origination costs was reduced by $2.1 million and $2.7 million, respectively. The decline in principal reflects the unamortized discount balance related to the adoption of FSP 14-1. Interest expense increased $3.6 million and $5.1 million in 2009 and 2008, respectively, as a result of the adoption. The gain (loss) on extinguishment of debt decreased $3.6 million and $0.6 million in 2009 and 2008, respectively, as a result of the adoption. Interest expense increased $0.7 million in the fourth quarter of 2009 and $1.3 million in the fourth quarter of 2008 as a result of the adoption. The gain (loss) on extinguishment of debt decreased $0.2 million in the fourth quarter of 2009 and $0.6 million in the fourth quarter of 2008 as a result of the adoption.

(2)

Funds From Operations (“FFO”) – The National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) defines FFO (April, 2002 White Paper) as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) from sales of property plus real estate depreciation and amortization. FFO is a non-GAAP measure and does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. We consider FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs.

(3)

Total market capitalization is calculated by multiplying the total outstanding common shares at period end by the closing share price on the last trading day of the period, and then adding the book value of the total outstanding debt at period end.

Washington Real Estate Investment Trust

(4)

Net Operating income (“NOI”), defined as real estate rental revenue less real estate expenses, is a non-GAAP measure. We provide NOI as a supplement to net income calculated in accordance with GAAP. As such, it should not be considered an alternative to net income as an indication of our operating performance. It is the primary performance measure we use to assess the results of our operations at the property level. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain on sale, if any), plus interest expense, depreciation and amortization and general and administrative expenses.

(5)

For purposes of evaluating comparative operating performance, we categorize our properties as “core” or “non-core”. A core property is one that was owned for the entirety of the periods being evaluated. A non-core property is one that was acquired or placed into service during either of the periods being evaluated.

(6)

Funds Available for Distribution (“FAD”) is a non-GAAP measure. It is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs that are capitalized and amortized and are necessary to maintain our properties and revenue stream and (2) straight-line rents, then adding (3) non-real estate depreciation and amortization, (4) amortization of restricted share and unit compensation, and adding or subtracting amortization of lease intangibles, as appropriate. We consider FAD to be a measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-standardized measure and may be calculated differently by other REITs.

Economic Occupancy Levels by Core Properties (i) and All Properties

	Core Properties		All Properties
Segment	4th QTR 2009	4th QTR 2008	4th QTR 2009		4th QTR 2008
Residential	94.5%	92.8%	94.1	%(ii)	87.6%
Office	92.0%	93.3%	92.6%		93.2%
Medical Office	95.9%	95.2%	92.7%		95.2%
Retail	94.4%	94.8%	94.4%		94.8%
Industrial	87.1%	93.0%	87.3%		92.5%

Overall Portfolio	92.7%	93.7%	92.4%		92.6%

(i)	Core properties include all properties that were owned for the entirety of the current and prior year reporting periods. For Q4 2009 and Q4 2008, core properties exclude:

Residential Acquisitions: none;

Office Acquisition: 2445 M Street;

Medical Office Acquisition: Lansdowne Medical Office Building;

Retail Acquisitions: none;

Industrial Acquisitions: none.

Also excluded from Core Properties in Q4 2009 and Q4 2008 are:

Sold Properties: Avondale, Brandywine Center, Tech 100 and Crossroads Distribution Center;

Held for Sale Property: Charleston Business Center;

In Development Properties: Bennett Park, Clayborne Apartments, and Dulles Station.

(ii)

Residential occupancy for all properties reflects the completion of Bennett Park and Clayborne Apartments. At 12/31/09, 218 of 224 units were occupied at Bennett Park and 69 of 74 units were occupied at Clayborne Apartments.

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST

FINANCIAL HIGHLIGHTS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
OPERATING RESULTS	2009	2008	2009	2008
Revenue
Real estate rental revenue	$77,866	$72,286	$306,929	$278,691

Expenses
Real estate expenses	26,164	25,216	104,573	93,499
Depreciation and amortization	23,947	23,446	94,042	85,659
General and administrative	3,174	3,297	13,906	12,110

	53,285	51,959	212,521	191,268

Real estate operating income	24,581	20,327	94,408	87,423
Other income (expense):
Interest expense(1)	(17,780)	(18,854)	(75,001)	(75,041)
Investment income	284	277	1,205	1,073
Gain (loss) on extinguishment of debt(1)	(1,595)	2,866	5,336	(5,583)
Gain from non-disposal activities	11	—	73	17

	(19,080)	(15,711)	(68,387)	(79,534)

Income from continuing operations	5,501	4,616	26,021	7,889

Discontinued operations:
Income from operations of properties held for sale	275	712	1,579	4,129
Gain on sale of real estate	1,527	—	13,348	15,275

Net income	7,303	5,328	40,948	27,293
Less: Net income attributable to noncontrolling interests in subsidiaries	(49)	(53)	(203)	(211)

Net income attributable to the controlling interests	$7,254	$5,275	$40,745	$27,082

Income from continuing operations attributable to the controlling interests	$5,452	$4,563	$25,818	$7,678
Gain from non-disposal activities	(11)	—	(73)	(17)
Continuing operations real estate depreciation and amortization	23,947	23,446	94,042	85,659

Funds from continuing operations	$29,388	$28,009	$119,787	$93,320

Income from discontinued operations before gain on sale	275	712	1,579	4,129
Discontinued operations real estate depreciation and amortization	1	184	405	1,239

Funds from discontinued operations	276	896	1,984	5,368

Funds from operations(2)	$29,664	$28,905	$121,771	$98,688

Non-cash (gain) loss on extinguishment of debt	595	(2,866)	(6,336)	(2,866)
Tenant improvements	(4,425)	(2,759)	(12,490)	(11,350)
External and internal leasing commissions capitalized	(1,058)	(1,184)	(5,845)	(6,487)
Recurring capital improvements	(1,442)	(2,688)	(6,356)	(9,792)
Straight-line rents, net	(1,527)	(517)	(3,379)	(2,752)
Non-cash fair value interest expense	773	266	3,595	3,441
Non real estate depreciation & amortization of debt costs	1,037	1,261	4,555	5,039
Amortization of lease intangibles, net	(777)	(47)	(2,587)	(1,623)
Amortization and expensing of restricted share and unit compensation	820	417	3,460	2,538

Funds available for distribution(6)	$23,660	$20,788	$96,388	$74,836

Note: Certain prior period amounts have been reclassified to conform to the current presentation.

Washington Real Estate Investment Trust

		Three Months Ended December 31,		Twelve Months Ended December 31,
Per share data attributable to the controlling interests:		2009	2008	2009	2008
Income from continuing operations	(Basic)	$0.09	$0.09	$0.45	$0.15
	(Diluted)	$0.09	$0.09	$0.45	$0.15
Net income	(Basic)	$0.12	$0.10	$0.71	$0.55
	(Diluted)	$0.12	$0.10	$0.71	$0.55
Funds from continuing operations	(Basic)	$0.49	$0.53	$2.10	$1.90
	(Diluted)	$0.49	$0.53	$2.10	$1.89
Funds from operations	(Basic)	$0.50	$0.55	$2.14	$2.01
	(Diluted)	$0.50	$0.55	$2.14	$2.00

Dividends paid		$0.4325	$0.4325	$1.7300	$1.7200

Weighted average shares outstanding		59,735	52,358	56,894	49,138
Fully diluted weighted average shares outstanding		59,833	52,387	56,968	49,217

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	December 31, 2009	December 31, 2008
Assets
Land	$412,137	$410,833
Income producing property	1,899,378	1,854,008

	2,311,515	2,264,841
Accumulated depreciation and amortization	(474,171)	(394,902)

Net income producing property	1,837,344	1,869,939
Development in progress	25,031	23,732

Total real estate held for investment, net	1,862,375	1,893,671
Investment in real estate sold or held for sale	3,841	26,734
Cash and cash equivalents	11,203	11,874
Restricted cash	19,170	18,823
Rents and other receivables, net of allowance for doubtful accounts of $6,455 and $6,122, respectively	50,525	44,675
Prepaid expenses and other assets(1)	97,815	112,284
Other assets related to property sold or held for sale	296	1,346

Total assets	$2,045,225	$2,109,407

Liabilities
Notes payable(1)	$688,912	$890,679
Mortgage notes payable	405,451	421,286
Lines of credit	128,000	67,000
Accounts payable and other liabilities	52,649	70,538
Advance rents	11,211	8,926
Tenant security deposits	9,854	10,084
Other liabilities related to property sold or held for sale	85	469

Total liabilities	$1,296,162	$1,468,982

Shareholders’ equity
Shares of beneficial interest, $0.01 par value; 100,000 Shares authorized; 59,811 and 52,434 shares issued and outstanding, respectively	599	526
Additional paid-in capital(1)	944,825	777,375
Distributions in excess of net income	(198,412)	(138,936)
Accumulated other comprehensive income	(1,757)	(2,335)

Total shareholders’ equity	745,255	636,630

Noncontrolling interests in subsidiaries	3,808	3,795

Total equity	749,063	640,425

Total liabilities and equity	$2,045,225	$2,109,407

Note: Certain prior year amounts have been reclassified to conform to the current year presentation.

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to core net operating income for the periods presented:

Three months ended December 31, 2009	Multifamily	Office	Medical Office	Retail	Industrial	Total
Core net operating income(5)	$5,877	$19,352	$7,492	$8,101	$6,507	$47,329

Add: Net operating income from non-core properties(4)	1,042	3,418	(87)	—	—	4,373

Total net operating income(4)	$6,919	$22,770	$7,405	$8,101	$6,507	$51,702
Add/(deduct):
Other income						284
Gain from non-disposal activities						11
Interest expense						(17,780)
Gain (loss) on extinguishment of debt						(1,595)
Depreciation and amortization						(23,947)
General and administrative expenses						(3,174)
Income from operations of properties held for sale						275
Gain on sale of real estate						1,527

Net income						7,303
Less: Net income attributable to noncontrolling interests in subsidiaries						(49)

Net income attributable to the controlling interests						$7,254

Three months ended December 31, 2008	Multifamily	Office	Medical Office	Retail	Industrial	Total
Core net operating income(5)	$5,832	$18,147	$7,339	$6,965	$6,862	$45,145

Add: Net operating income from non-core properties(4)	322	1,603	—	—	—	1,925

Total net operating income(4)	$6,154	$19,750	$7,339	$6,965	$6,862	$47,070
Add/(deduct):
Other income						277
Interest expense						(18,854)
Gain (loss) on extinguishment of debt						2,866
Depreciation and amortization						(23,446)
General and administrative expenses						(3,297)
Income from operations of properties held for sale						712

Net income						5,328
Less: Net income attributable to noncontrolling interests in subsidiaries						(53)

Net income attributable to the controlling interests						$5,275

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to core net operating income for the periods presented:

Twelve months ended December 31, 2009	Multifamily	Office	Medical Office	Retail	Industrial	Total
Core net operating income(5)	$19,527	$73,482	$29,577	$31,141	$25,881	$179,608

Add: Net operating income from non-core properties(4)	7,449	14,077	116	—	1,106	22,748

Total net operating income(4)	$26,976	$87,559	$29,693	$31,141	$26,987	$202,356
Add/(deduct):
Other income						1,205
Gain from non-disposal activities						73
Interest expense						(75,001)
Gain (loss) on extinguishment of debt						5,336
Depreciation and amortization						(94,042)
General and administrative expenses						(13,906)
Income from operations of properties held for sale						1,579
Gain on sale of real estate						13,348

Net income						40,948
Less: Net income attributable to noncontrolling interests in subsidiaries						(203)

Net income attributable to the controlling interests						$40,745

Twelve months ended December 31, 2008	Multifamily	Office	Medical Office	Retail	Industrial	Total
Core net operating income(5)	$18,884	$74,729	$29,286	$31,340	$27,327	$181,566

Add: Net operating income from non-core properties(4)	1,538	1,137	131	—	820	3,626

Total net operating income(4)	$20,422	$75,866	$29,417	$31,340	$28,147	$185,192
Add/(deduct):
Other income						1,073
Gain from non-disposal activities						17
Interest expense						(75,041)
Gain (loss) on extinguishment of debt						(5,583)
Depreciation and amortization						(85,659)
General and administrative expenses						(12,110)
Income from operations of properties held for sale						4,129
Gain on sale of real estate						15,275

Net income						27,293
Less: Net income attributable to noncontrolling interests in subsidiaries						(211)

Net income attributable to the controlling interests						$27,082